Exhibit 3.26

COMDATA STORED VALUE SOLUTIONS INC.

(FORMERLY STORED VALUE SYSTEMS, INC.)

BYLAWS

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders for the election of Directors shall be held either at the principal office of the Corporation or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of stockholders shall be held on the fourth Monday of April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at such time as shall be designated by the Board of Directors, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, which date shall be within fourteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. Written notice of the annual and any special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 5. The holders of not less than a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time.

Section 6. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 7. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

Section 8. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken, which writing shall be filed with the minutes of the proceedings of the stockholders.

ARTICLE III

DIRECTORS

Section 1. The number of Directors which shall constitute the whole Board shall be as may be determined from time to time by resolution of the Board of Directors. Except as otherwise provided in this Section 1 of Article III, the Directors shall be elected at the annual meeting of the stockholders, or if not so elected, at a special meeting of the stockholders called for that purpose, and each Director elected shall hold office until his successor is duly elected and shall qualify. Directors shall have the qualifications prescribed by law as well as those set forth in criteria adopted by the Board of Directors.

No person shall be eligible for reelection as a Director, if such person on February 1 of the year of reelection is past such person’s 67th birthday; provided, however, that retired chief executive officers of the Corporation shall be eligible for reelection as a Director until they are past their 70th birthday.

Vacancies in the office of any Director due to death, resignation, disqualification, removal or other cause, and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and the Directors so chosen shall hold office until the next annual election of Directors and until their successors are duly elected and shall qualify. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 2. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by any provision of the statutes or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware, and regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 4. Special meetings of the Board may be called by the Chairman of the Board on twenty-four hours’ notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two Directors.

Section 5. At all meetings of the Board of Directors, one-third of the total number of the whole Board, but not less than two, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, except as provided in Article III, Section 4, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect such other officers as it may from time to time determine. Any number of offices may be held by the same person.

Section 2. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, provided, however, that a failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 3. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1. Each person who is or was:

a. a Director, officer or employee of the Corporation or of any subsidiary of the Corporation, or

b. serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

who has been made a party to, or is threatened to be made a party to, or has been required to appear as a witness or deponent or to submit to discovery or investigative procedures in connection with, any threatened, pending or completed suit, action or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact he is or was serving in his capacity as such Director, officer, employee or agent (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the law of the State of Delaware against any liability, cost or expense incurred by him thereby.

Section 2. The amount of any indemnification to which any person shall otherwise be entitled hereunder shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary or any other source. The Corporation may, but shall not be obligated to, purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee, or agent against any liability, cost or expense asserted against or incurred by him, or arising out of his status as such, whether or not such person would be entitled to indemnification against such liability under the provisions of this Article VI.

Section 3. Expenses incurred by any Director, officer or employee indemnified hereunder shall be paid by the Corporation in advance of the final disposition of such suit, action or proceeding upon receipt of a sworn statement and undertaking by such person averring that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such Director, officer or employee, or arising out of his status as such Director, officer or employee, and that he undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

Section 4. For purposes of this Article VI, references to the “Corporation” include all constituents absorbed in a consolidation or merger as well as the resulting or surviving corporation, and references to a “subsidiary” mean any corporation of which outstanding shares representing at least a majority of the voting power are owned by the Corporation either directly or through other subsidiaries, except for those subsidiaries specifically excluded by the Board of Directors of the Corporation in a resolution adopted for that purpose as a subsidiary not covered by this Article.

Section 5. If any part of this Article shall be found, in any suit, action or proceeding, to be invalid or ineffective the validity and the effect of the remaining parts shall not be affected thereby.

ARTICLE VII

CERTIFICATES FOR STOCK

Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate of certificates, signed by, or in the name of the Corporation by, the Chairman of the

Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 2. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. The fiscal year of the Corporation shall conform to the calendar year.

ARTICLE IX

AMENDMENTS

Section 1. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the Directors of that purpose, or by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.

PRE-ORGANIZATION SUBSCRIPTION AGREEMENT

WHEREAS, it is proposed to organize under the General Corporation Law of Delaware, a corporation to be known as Stored Value Systems, Inc.; and

WHEREAS, the corporation shall initially be authorized to issue 100 shares of common stock, having a par value of $1.00 per share; and

WHEREAS, it is proposed that said corporation shall be organized to carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended;

NOW, THEREFORE, the undersigned subscribes for the number of shares of said proposed corporation set opposite its name at the end of this Agreement and agrees to pay $100 therefor.

This subscription shall be paid at such time or times as the Board of Directors of said corporation may determine.

Name	Class	Number of Shares
Stored Value Systems, Inc.	Common	100

Dated this 1st day of June, 1996.

NATIONAL CITY CORPORATION

By:	/s/ William R Robertson
Name:	William R Robertson
Title:	President